                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               Weyco Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               Weyco Group, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            [WEYCOGROUP, INC. LOGO]

                              Glendale, Wisconsin

                                   Notice of

                         ANNUAL MEETING OF SHAREHOLDERS

                           To be Held April 25, 2000

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of WEYCO GROUP, INC., a Wisconsin corporation (hereinafter called the "Company"), will be held at the general offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, on Tuesday, April 25, 2000 at 10:00 A. M. (Central Daylight
Time), for the following purposes:

    1. To elect three members to the Board of Directors; and

    2. To consider and transact any other business that properly may come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 6, 2000 as the record date for the determination of the common shareholders entitled to notice of and to vote at this annual meeting or any adjournment thereof.

The Board of Directors requests that you indicate your voting directions, sign and promptly mail the enclosed proxy(ies) for the meeting. Any proxy may be revoked at any time prior to its exercise.

                                           By order of the Board of Directors,

                                                    JOHN F. WITTKOWSKE

                                                        Secretary

March 24, 2000

                                PROXY STATEMENT

                                  INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of Weyco Group, Inc. for exercise at the annual meeting of shareholders to be held at the offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, at 10:00
A. M. (Central Daylight Time) on Tuesday, April 25, 2000 or any adjournment thereof.

Any shareholder delivering the form of proxy has the power to revoke it at any time prior to the time of the annual meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attendance at the meeting and electing to vote in person by giving notice of such election to the Secretary of the Company. Proxies properly signed and returned will be voted as specified thereon. The proxy statements and the proxies are being mailed to shareholders on approximately March 24, 2000.

The Company has two classes of common stock entitled to vote at the meeting -- Common Stock, $1.00 par value, with one vote per share and Class B Common Stock, $1.00 par value, with ten votes per share. As of March 6, 2000, the record date for determination of the common shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, there were outstanding 3,178,231 shares of Common Stock and 941,763 shares of Class B Common Stock.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information, as of March 6, 2000, with respect to the beneficial ownership of the Company's common stock by each director and nominee for director, for each of the named executive officers identified for "Management Compensation" herein and by all directors and executive officers as a group.

                                                            COMMON STOCK           CLASS B COMMON STOCK
                                                      ------------------------   ------------------------
                                                      NO. OF SHARES              NO. OF SHARES
                                                      AND NATURE OF              AND NATURE OF
                                                       BENEFICIAL     PERCENT     BENEFICIAL
                                                        OWNERSHIP     OF CLASS     OWNERSHIP     PERCENT
                                                         (1)(2)         (3)           (2)        OF CLASS
                                                      -------------   --------   -------------   --------
Thomas W. Florsheim.................................      467,917      14.45        606,420       64.39
  333 W. Estabrook Blvd., Glendale, WI 53212
John W. Florsheim...................................      132,290       4.09         10,266        1.09
  333 W. Estabrook Blvd., Glendale, WI 53212
Thomas W. Florsheim, Jr.............................      174,531       5.39         10,542        1.12
  333 W. Estabrook Blvd., Glendale, WI 53212
James F. Gorman.....................................       37,000       1.15             --          --
Peter S. Grossman...................................       32,700       1.02         11,100        1.18
Virgis W. Colbert...................................           --         --             --          --
Robert Feitler......................................       45,606       1.43         66,606        7.07
Leonard J. Goldstein................................        3,000        .09             --          --
Frank W. Norris.....................................        6,822        .21            822         .09
Frederick P. Stratton, Jr...........................       27,000        .85         18,000        1.91
All Directors and Executive Officers as a Group (12
  persons including the above-named)................    1,018,866      29.24        723,756       76.85

NOTES:

(1) Includes the following unissued shares deemed to be "beneficially owned" under Rule 13d-3 which may be acquired upon the exercise of outstanding stock options: Mr. Thomas W. Florsheim -- 60,000; Mr. John W.
    Florsheim -- 60,000; Mr. Thomas W. Florsheim, Jr. -- 60,000; James F. Gorman -- 27,000; Peter S. Grossman -- 27,000; All Directors and Executive Officers as a Group -- 306,000.

(2) The specified persons have sole voting power and sole dispositive power as to all shares indicated above, except for the following shares as to which voting and dispositive power are shared:

                                                   CLASS B
                                         COMMON    COMMON
                                         ------    -------
Thomas W. Florsheim                      12,948    12,948
John W. Florsheim                         7,133        --
Thomas W. Florsheim, Jr.                  7,133        --
Peter S. Grossman                         3,300    11,100
All Directors and Executive Officers
  as a Group                             30,514    24,048

(3) Calculated on the basis of outstanding shares plus shares which can be acquired upon exercise of outstanding stock options, by the person or group involved.

The following table sets forth information, as of December 31, 1999, with respect to the beneficial ownership of the Company's Common Stock by those persons, other than those reflected in the above table, believed by the Company to own beneficially more than five percent (5%) of the Common Stock outstanding. The Company believes there are no other persons who own beneficially more than five percent (5%) of the Class B Common Stock outstanding.

                 NAME AND ADDRESS OF                    AMOUNT AND NATURE OF
                   BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------------------------  --------------------   ----------------
Royce & Associates, Inc., and Royce Management
Company
1414 Avenue of the Americas
New York, New York 10019                                      428,714              13.49%

NOTE:

    According to the Schedule 13G statement filed as a group by Royce & Associates, Inc. and Royce Management Company in February 2000, Royce & Associates, Inc. has sole voting and dispositive power with respect to 425,450 shares of Common Stock of the Company and Royce Management Company has sole voting and dispositive power with respect to 3,264 shares of Common Stock of the Company.

                             ELECTION OF DIRECTORS

A majority of the votes entitled to be cast by outstanding shares of Common Stock and Class B Common Stock (considered together as a single voting group), represented in person or by proxy, will constitute a quorum at the annual meeting.

Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock and Class B Common Stock (voting together as a single voting group) at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Votes "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors. Votes will be tabulated by an inspector at the meeting.

The persons who are nominated as directors and for whom the proxies will be voted and all continuing Directors are listed below. If any of the nominees should decline or be unable to act as a Director, which eventuality is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

There are no family relationships between any of the Company's directors and executive officers, except that Thomas W. Florsheim is the father of Thomas W. Florsheim, Jr. and John W. Florsheim.

                                       SERVED AS
          NOMINEES                     DIRECTOR                    PRINCIPAL OCCUPATION AND
   FOR TERM EXPIRING 2003       AGE      SINCE                        BUSINESS EXPERIENCE
----------------------------    ---    ---------    -------------------------------------------------------
Virgis W. Colbert               60       2000       Executive Vice President of Miller Brewing Company,
  (1)(2)(3)(4)                                      1997 to present; also a Director of Miller Brewing
                                                    Company, Delphi Automotive Systems, Inc., Bradley
                                                    Center Sports and Entertainment Corporation, Columbia
                                                    Health Systems, and The Greater Milwaukee Open.
John W. Florsheim               36       1996       Executive Vice President, Chief Operating Officer and
                                                    Assistant Secretary of the Company, 1999 to present;
                                                    Executive Vice President of the Company, 1996 to 1999;
                                                    Vice President of the Company, 1994 to 1996; Brand
                                                    Manager, M & M/Mars, Inc., 1990 to 1994.
Frederick P. Stratton, Jr.      60       1976       Chairman of the Board and Chief Executive Officer of
  (1)(2)(3)(4)                                      Briggs & Stratton Corporation (Manufacturer of Gasoline
                                                    Engines), 1986 to present; also a Director of Banc One
                                                    Corporation, Midwest Express Holdings, Inc., Wisconsin
                                                    Electric Power Co. and Wisconsin Energy Corporation.
CONTINUING DIRECTORS
TERM EXPIRES 2002
----------------------------
Thomas W. Florsheim, Jr.        42       1996       President and Chief Executive Officer of the Company,
                                                    1999 to present; President and Chief Operating Officer
                                                    of the Company, 1996 to 1999; Vice President of the
                                                    Company, 1988 to 1996.
Robert Feitler                  69       1964       Chairman, Executive Committee of the Company, 1996 to
  (1)                                               present; President and Chief Operating Officer of the
                                                    Company, 1968 to 1996; also a Director of Strattec
                                                    Security Corp. and Trustee of Rembrandt Funds.
Leonard J. Goldstein            73       1992       Retired; Chairman of the Board of Miller Brewing
  (1)(2)(3)(4)                                      Company, 1991 to 1993; President and Chief Executive
                                                    Officer of Miller Brewing Company, 1988 to 1991.
CONTINUING DIRECTORS
TERM EXPIRES 2001
----------------------------
Thomas W. Florsheim             69       1964       Chairman of the Board 1968 to present; Chief Executive
  (1)                                               Officer of the Company, 1968 to 1999.

Frank W. Norris                 79       1981       Chairman of the Board and Chief Executive Officer of
  (1)(2)(3)(4)                                      Ken Cook Company, 1997 to present; Director of
                                                    Associated Bank Milwaukee,1977 to 1997; President of
                                                    Associated Bank Milwaukee, 1994 to 1997; Vice Chairman
                                                    of the Board of Associated Bank Milwaukee, 1991 to
                                                    1994; Chairman of the Board of Associated Bank
                                                    Milwaukee, 1985 to 1991.

NOTES:

(1) Member of Executive Committee, of which Mr. Feitler is Chairman. No meetings were held in 1999. The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board, except for declaring dividends, filling vacancies in the Board of Directors or committees thereof, amending the Articles of Incorporation, adopting, amending or repealing Bylaws and certain other matters.

(2) Member of Audit Committee, of which Mr. Stratton is Chairman. One meeting was held in 1999. The Audit Committee reviews accounting policies and practices of the Company, including the adequacy of the system of internal accounting controls. It also recommends to the Board a firm of independent public accountants to make an audit of the annual financial statements of the Company and reviews with the independent public accountants the plan and result of their audit of these financial statements.

(3) Member of Compensation and Fringe Benefit Committee, of which Mr. Norris is Chairman. One meeting was held in 1999. The Compensation and Fringe Benefit Committee establishes compensation arrangements for senior management.

(4) Member of Stock Option Committee, of which Mr. Norris is Chairman. One meeting was held in 1999. The Stock Option Committee administers the granting of stock options to officers and other key employees of the Company and its subsidiaries.

The Board of Directors held four meetings in 1999. All Directors attended at least 75% of the meetings during 1999. The Company has no nominating or similar committee of the Board of Directors.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31,1999, for the year 1999, as well as for the two previous years.

                                                                              LONG TERM COMPENSATION
                                                                         ---------------------------------
                                       ANNUAL COMPENSATION                       AWARDS            PAYOUTS
                            ------------------------------------------   -----------------------   -------
                                                          OTHER ANNUAL   RESTRICTED    OPTIONS/     LTIP      ALL OTHER
    NAME AND PRINCIPAL                                    COMPENSATION     STOCK         SARS      PAYOUTS   COMPENSATION
         POSITION           YEAR   SALARY($)   BONUS($)      ($)(1)      AWARDS($)    (#) (2)(3)     ($)        ($)(1)
--------------------------  ----   ---------   --------   ------------   ----------   ----------   -------   ------------
Thomas W. Florsheim         1999    250,000         --        --            --          10,000       --          --
  Chairman(4)               1998    287,500         --        --            --          10,000       --          --
                            1997    400,000         --        --            --          10,000       --          --

Thomas W. Florsheim, Jr.    1999    350,000         --        --            --          10,000       --          --
  President and Chief       1998    300,000         --        --            --          10,000       --          --
  Executive Officer(5)      1997    280,000         --        --            --          10,000       --          --

John W. Florsheim           1999    260,000         --        --            --          10,000       --          --
  Executive Vice President  1998    215,000         --        --            --          10,000       --          --
  Chief Operating           1997    200,000         --        --            --          10,000       --          --
    Officer(5)

James F. Gorman             1999    227,500     10,000        --            --           5,000       --          --
  Vice President            1998    222,500         --        --            --           5,000       --          --
                            1997    216,025      2,500        --            --           5,000       --          --

Peter S. Grossman           1999    237,000      5,000        --            --           5,000       --          --
  Vice President            1998    230,500      2,500        --            --           5,000       --          --
                            1997    224,140      2,500        --            --           5,000       --          --

NOTES:
(1) Other compensation to the named individuals did not exceed the lesser of $50,000 or 10% of salary.
(2) Options to acquire shares of Common Stock.
(3) The Company has granted no stock appreciation rights.
(4) Effective January 1, 1999, Thomas W. Florsheim stepped down as Chief Executive Officer of the Company. He remains employed as Chairman of the Board of Directors of the Company.
(5) Effective January 1, 1999, Thomas W. Florsheim, Jr. was appointed President and Chief Executive Officer of the Company and John Florsheim was appointed Executive Vice President, Chief Operating Officer and Assistant Secretary of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                  NUMBER OF     % OF TOTAL                                   VALUE AT ASSUMED
                                  SECURITIES     OPTIONS                                      ANNUAL RATES OF
                                  UNDERLYING      /SARS                                         STOCK PRICE
                                   OPTIONS      GRANTED TO                                   APPRECIATION FOR
                                    /SARS       EMPLOYEES     EXERCISE OR                       OPTION TERM
                                   GRANTED      IN FISCAL     BASE PRICE     EXPIRATION    ---------------------
             NAME                    (#)           YEAR         ($/SH)          DATE        5%($)        10%($)
             ----                 ----------    ----------    -----------    ----------     -----        ------
Thomas W. Florsheim                 4,179           6           23.925        10-5-04      16,000        46,400
                                    5,821           8            21.75        10-5-09      79,600       201,800
Thomas W. Florsheim, Jr.            4,179           6           23.925        10-5-04      16,000        46,400
                                    5,821           8            21.75        10-5-09      79,600       201,800
John W. Florsheim                   4,179           6           23.925        10-5-04      16,000        46,400
                                    5,821           8            21.75        10-5-09      79,600       201,800
James F. Gorman                     5,000           7            21.75        10-5-09      68,400       173,300
Peter S. Grossman                   5,000           7            21.75        10-5-09      68,400       173,300

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table provides information related to options exercised by the named executive officers during 1999 and the number and value of options held at December 31, 1999. The Company has not granted any stock appreciation rights.

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS/SAR'S                 OPTIONS/SAR'S
                                            VALUE          AT FY-END (#) (2)            AT FY-END ($)(2)(3)
                         SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
          NAME           ON EXERCISE(#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----           ---------------   --------   -----------   -------------   -----------   -------------
Thomas W. Florsheim          15,000        153,125      50,000          10,000        402,000        30,300
Thomas W. Florsheim, Jr.      6,000         61,250      50,000          10,000        402,000        30,300
John W. Florsheim             4,500         45,938      50,000          10,000        402,000        30,300
James F. Gorman               6,000         61,250      22,000           5,000        169,500        19,700
Peter S. Grossman             6,000         61,250      22,000           5,000        169,500        19,700

NOTES:

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) All options held by the named individuals at December 31, 1999 were in-the-money, with the exception of certain options granted during 1999.

(3) The fair market value of the Company's Common Stock at December 31, 1999 was $25.69 (average of bid -- $25.25 and asked -- $26.13). Value was calculated on the basis of the difference between the option exercise price and $25.69 multiplied by the number of shares of Common Stock underlying the option.

PENSION PLANS

The Company maintains a defined benefit pension plan for various employees of the Company, including salaried employees. The Company also maintains an unfunded excess benefits plan so that participants in the defined benefit pension plan may receive pension benefits which they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code.

The following table shows estimated annual benefits payable at normal retirement under the general plan formula to persons whose normal retirement age is 65 in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $160,000 are payable pursuant to the excess benefits plan.

                                YEARS OF SERVICE
HIGHEST FIVE YEAR   ----------------------------------------
AVERAGE EARNINGS      10         15         20         25
-----------------   -------   --------   --------   --------
    $100,000        $14,000   $ 22,000   $ 29,000   $ 36,000
     150,000         22,000     34,000     45,000     56,000
     200,000         30,000     46,000     61,000     76,000
     250,000         38,000     58,000     77,000     96,000
     300,000         46,000     70,000     93,000    116,000
     350,000         54,000     82,000    109,000    136,000
     400,000         62,000     94,000    125,000    156,000
     450,000         70,000    100,000    141,000    176,000
     500,000         78,000    118,000    157,000    196,000

The plans provide for normal retirement at age 65 and provide for reduced benefits for early retirement beginning at age 55. Pension benefits are payable as a straight life annuity and are calculated under a formula which is integrated with Social Security, although the amounts determined under the formula are not reduced by Social Security benefits or other offsets. The normal retirement benefit is based on (i) the highest average earnings for any 5 consecutive years during the 10 calendar years ending with the year of retirement, (ii) length of service up to 25 years and (iii) the highest average covered compensation for Social Security purposes. Earnings covered by the plan are generally defined as wages for purposes of federal income tax withholding and therefore may include minor items in addition to those included in the above Summary Compensation Table as "Salary". Years of credited service under the plans for the individuals described in the above Summary Compensation Table are as follows: Mr. Florsheim -- 25; Mr. Gorman -- 25; Mr. Grossman -- 25; Mr. Florsheim, Jr. -- 18; John W. Florsheim -- 6.

The foregoing describes the general formula under the defined benefit plan and related excess benefits plan as revised in 1991. Those salaried employees who were covered in the plans on January 1, 1989 are provided with the higher of the benefits described above or a minimum benefit based on a prior formula through the defined benefit plan, the unfunded excess benefits plan described above and an unfunded deferred compensation plan. The normal retirement benefit under the prior formula is based on the highest average earnings for any 5 consecutive years during the 10 calendar years preceding retirement and length of service up to 25 years. Minimum benefit amounts are not subject to any deduction for Social security benefits. Earnings covered by this formula are the same as those shown in the above Summary Compensation Table as "Salary".

The following table shows estimated annual benefits payable under the prior formula upon normal retirement to persons in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $160,000 are payable pursuant to the excess benefits plan and the deferred compensation plan.

                                YEARS OF SERVICE
HIGHEST FIVE YEAR   ----------------------------------------
AVERAGE EARNINGS      10         15         20         25
-----------------   -------   --------   --------   --------
    $100,000        $16,000   $ 23,000   $ 31,000   $ 39,000
     150,000         24,000     35,000     47,000     59,000
     200,000         32,000     48,000     63,000     79,000
     250,000         40,000     59,000     79,000     99,000
     300,000         48,000     71,000     95,000    119,000
     350,000         56,000     84,000    111,000    139,000
     400,000         64,000     95,000    127,000    159,000
     450,000         72,000    107,000    143,000    179,000
     500,000         80,000    120,000    159,000    199,000

COMPENSATION OF DIRECTORS

Directors of the Company who are not also employees of the Company or subsidiaries receive a quarterly retainer of $1,250. In addition, they receive $1,000 for each Board or Committee meeting attended, except that for each additional meeting attended on the same day the compensation is $500. These Directors may defer payment of all or part of their fees under the Deferred Compensation Plan for Directors until they cease to be Directors.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

The Company has entered into employment contracts with Thomas W. Florsheim, Thomas W. Florsheim, Jr. and John W. Florsheim whereby, for services to be rendered, their employment will be continued until December 31, 2001, at salary levels to be determined and reviewed periodically. These contracts provide, among other things, that a lump sum amount equal to slightly less than three times his base amount compensation (as defined in Section 280G of the Internal Revenue Code) will be paid to Mr. Thomas W. Florsheim, Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim, respectively, as severance pay, in the event the Company terminates his employment without cause or he terminates his employment following a change in control of more than 15% of the shares of the Company, the replacement of two or more directors by persons not nominated by the Board of Directors, any enlargement of the size of the Board of Directors if the change was not supported by the existing Board of Directors, a merger, consolidation or transfer of assets of the Company, or a substantial change in his responsibilities. In the event Mr. Thomas W. Florsheim, Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim is prevented from performing his duties by reason of permanent disability, his normal salary will be discontinued and a disability salary of $300,000 per annum for Mr. Thomas W. Florsheim, $225,000 per annum for Thomas W. Florsheim, Jr. and $161,250 per annum for Mr. John Florsheim will be paid until December 31, 2003. Also, in the event Mr. Thomas W. Florsheim, Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim dies prior to the termination of his employment under the contract, a death benefit equal to his salary at the annual rate being paid to him at the date of death will be paid to a designated beneficiary for a three-year period. As of January 1, 2000, Mr. Thomas W. Florsheim's annual salary is $250,000, Mr. Thomas W. Florsheim's, Jr. annual salary is $375,000 and Mr. John W. Florsheim's annual salary is $285,000.

The Company entered into deferred compensation agreements with both Mr. Thomas
W. Florsheim and Mr. Robert Feitler under which each of them, or their designated beneficiaries in the event of their death, would be entitled to a deferred compensation benefit of $180,000 per year for twenty years upon reaching age 65 while employed by the Company, payable commencing upon retirement from employment by the Company or at death.

On December 1, 1995, the Board of Directors, with Mr. Florsheim and Mr. Feitler abstaining, approved the amendment of the deferred compensation agreements between the Company and Mr. Florsheim and Mr. Feitler. The amended agreements accelerate the payments which would have been made under the previous agreements. The amended agreements call for payments which have the same present value at a 7% discount rate as of the employee's 65th birthday as the compensation under the previous agreements.

The Company has entered into a death benefit plan agreement with Thomas W. Florsheim under which his designated beneficiary(ies) would receive a lump sum payment of $444,727 in the event of Mr. Florsheim's death while he is employed by the Company. Because of this agreement, Mr. Florsheim is not a participant in the Company's group term life insurance program.

The Company has entered into change of control agreements with four executives, John Wittkowske, Peter Grossman, James Gorman, and David Couper. These contracts provide that a lump sum equal to slightly less than three times his base amount of compensation, (as defined in Section 280G of the Internal Revenue Code) calculated with respect to the 3 taxable year period ending before the date the change of control occurs, will be paid as severance pay in the event of a change of control. The change of control agreements define a change of control as an event in which:

(1) more than 25% of the voting power of the outstanding stock of the Company is directly or indirectly controlled by a person or group of persons other than the members of the family of Thomas W. Florsheim and their descendents or trusts;

(2) the Company consolidates or merges with another corporation or entity which is not a wholly owned subsidiary of the Company unless such consolidation or merger is approved by the Board of Directors when the majority of the Directors are persons who have been nominated by the Board of Directors or the Florsheims;

(3) all or substantially all of the operating assets of the Company have been sold;

(4) the majority of the existing members of the Board of Directors have been replaced by persons not nominated by the Board of Directors or the Florsheims, or

(5) Section 2 of Article III of the Company's Bylaws is amended to enlarge the number of directors of the Company if the change was not supported by the existing Board of Directors or the Florsheims.

As of January 1, 2000, Mr. Wittkowske's annual salary is $195,000, Mr. Grossman's annual salary is $242,000, Mr. Gorman's annual salary is $234,000, and Mr. Couper's annual salary is $107,500.

REPORT OF THE COMPENSATION AND FRINGE BENEFIT COMMITTEE AND
STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Fringe Benefit Committee and the Stock Option Committee are composed of four non-employee directors who are responsible for establishing the total compensation of the CEO and other executive officers of the Company.

The Company historically has not utilized a bonus or other similar incentive pay scheme except for the granting of stock options, which are incentives for increasing the Company's long-term growth and profitability.

Salaries of the CEO and other executive officers are reviewed annually and adjusted according to individual performance and ability to fulfill the position's assigned duties and responsibilities, its accountability and its impact on the operations and profitability of the Company.

On January 31, 2000, the Compensation and Fringe Benefit committee ("the Committee") met to establish executive officers' salaries for 2000 (effective January 1, 2000). The Chairman's salary was maintained at $250,000, the same amount as 1999, reflecting his recent transition to a more advisory status. The CEO's salary was set at $375,000 and the COO's salary was set at $285,000. All three also received stock options granted late in 1999, as the committee recognizes stock ownership provides performance incentives that encourage long-term growth in value for public shareholders.

Stock options were also granted in 1999 to all other executive officers of the Company to link total executive compensation to stock price performance.

This report is submitted by the members of the Compensation and Fringe Benefit Committee and the Stock Option Committee.

                                          Virgis W. Colbert
                                          Leonard J. Goldstein
                                          Frank W. Norris
                                          Frederick P. Stratton, Jr.

STOCK PERFORMANCE

The following line graph compares the cumulative total shareholder return on the Company's common stock during the five years ended December 31, 1999 with the cumulative return on the Nasdaq Non-Financial Stock Index and the Russell 3000-Shoes Index. The comparison assumes $100 was invested on December 31, 1994 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                              [PERFORMANCE GRAPH]


                                                         1994   1995   1996   1997   1998   1999
 Weyco Group, Inc. Company                               100    108    111    187    210    214
 NASDAQ Non-Financial Index Stock Index                  100    139    169    198    290    559
 Russell 3000 - Shoes Peer Group Index                   100    113    174    144    118    118

                         INDEPENDENT PUBLIC ACCOUNTANTS

It is expected that Arthur Andersen LLP, the Company's independent public accountants for 1999, will be selected for 2000 by the Board of Directors immediately following the annual meeting of shareholders. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if so desired and such representative is expected to be available to respond to appropriate questions.

                          METHOD OF PROXY SOLICITATION

The entire cost of solicitation of proxies will be borne by the Company. The officers of the Company may solicit proxies from some of the larger shareholders, which solicitation may be made by mail, telephone, or personal interviews; these officers will not receive additional compensation for soliciting such proxies. Request will also be made of brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, soliciting material to the beneficial owners of shares held of record by such persons.

                                 OTHER MATTERS

The Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies will be voted with discretionary authority with respect to any other matters that properly may be presented to the meeting.

                           INCORPORATION BY REFERENCE

The Company's financial statements and the related management's discussion and analysis of financial condition and results of operation are incorporated by reference from the Company's Annual Report to Shareholders.

                             SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company no later than November 30, 2000, in order to be considered for inclusion in next year's annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may use discretionary voting authority for any proposal that may be raised at next year's annual meeting unless the proponent notifies us of the proposal not later than February 12, 2001.

                            [WEYCOGROUP, INC. LOGO]

March 24, 2000                                                JOHN F. WITTKOWSKE

Milwaukee, Wisconsin                                                   Secretary

                                  COMMON STOCK


PROXY                          WEYCO GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas W. Florsheim and Thomas W. Florsheim, Jr. or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on April 25, 2000 at 10:00 A.M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)       SEE REVERSE
                                                                 SIDE



A  [x]     PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE

                      FOR    WITHHELD
1.  Election of       [ ]      [ ]       NOMINEES:
    Directors                              Virgis W. Colbert
    for their                              John W. Florsheim
    respective terms                       Frederick P. Stratton, Jr.

INSTRUCTIONS: To withhold authority to
vote for any individual Nominee, print
that nominee's name on the line provided below.


----------------------------------------

                                                  THE SHARES REPRESENTED BY THIS
                                                  PROXY WILL BE VOTED FOR
                                                  PROPOSAL 1 IF NO INSTRUCTION
                                                  TO THE CONTRARY IS INDICATED
                                                  OR IF NO DIRECTION IS GIVEN.

                                                  PLEASE MARK, SIGN, DATE AND
                                                  RETURN THIS PROXY IN THE
                                                  ENCLOSED ENVELOPE.

SIGNATURE(S)                                          DATE
            ---------------------------------------       ----------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian please give full title as such.

                              CLASS B COMMON STOCK


PROXY                          WEYCO GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas W. Florsheim and Thomas W. Florsheim, Jr. or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on April 25, 2000 at 10:00 A.M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class B Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)        SEE REVERSE
                                                                 SIDE



A  [x]     PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE

                      FOR    WITHHELD
1.  Election of       [ ]      [ ]       NOMINEES:
    Directors                              Virgis W. Colbert
    for their                              John W. Florsheim
    respective terms                       Frederick P. Stratton, Jr.

INSTRUCTIONS: To withhold authority to
vote for any individual Nominee, print
that nominee's name on the line provided below.


----------------------------------------

                                                  THE SHARES REPRESENTED BY THIS
                                                  PROXY WILL BE VOTED FOR
                                                  PROPOSAL 1 IF NO INSTRUCTION
                                                  TO THE CONTRARY IS INDICATED
                                                  OR IF NO DIRECTION IS GIVEN.

                                                  PLEASE MARK, SIGN, DATE AND
                                                  RETURN THIS PROXY IN THE
                                                  ENCLOSED ENVELOPE.

SIGNATURE(S)                                          DATE
            ---------------------------------------       ----------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian please give full title as such.